EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                              LIST OF SUBSIDIARIES

    NAME                                          JURISDICTION                        OWNERSHIP
    --------------------------------------    ---------------------    ----------------------------------------
1.  Gaming & Entertainment Group, Inc.               Nevada            100% (Direct)

2.  G.E.T. (Holdings) Limited                        Malta             100% (Through Gaming & Entertainment
                                                                       Group, Inc, a Nevada corporation)

3.  Gaming & Entertainment Limited                United Kingdom       100% (Through Gaming &
                                                                       Entertainment Group, Inc, a Nevada corporation)

4.  Gaming & Entertainment Technology Pty          Australia           100% (Through Gaming
                                                                       & Entertainment Limited Group, Inc, a Nevada corporation)